Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Westbury Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Raymond F. Lipman, Chief Executive Officer of the Company, and Kirk J. Emerich, Senior Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Raymond F. Lipman
Date: July 30, 2015
Raymond F. Lipman
Chairman and Chief Executive Officer

/s/ Kirk J. Emerich
Date: July 30, 2015
Kirk J. Emerich
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Westbury Bancorp, Inc. and will be retained by Westbury Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.